EX-28.g.1.c

FUND LIST

to

GLOBAL CUSTODY AGREEMENT

BETWEEN

JPMORGAN CHASE BANK AND

NATIONWIDE MUTUAL FUNDS

DATED APRIL 4, 2003

Effective May 1, 2007

Amended             , 2012*

Fund Name
Nationwide Short Duration Bond Fund
Nationwide Fund
Nationwide Growth Fund
Nationwide S&P 500 Index Fund
Nationwide Money Market Fund
Nationwide Bond Fund
Nationwide Government Bond Fund
Nationwide Enhanced Income Fund
Nationwide Small Cap Index Fund
Nationwide International Index Fund
Nationwide Bond Index Fund
Nationwide Mid Cap Market Index Fund
Nationwide Investor Destinations Aggressive Fund
Nationwide Investor Destinations Moderately Aggressive Fund
Nationwide Investor Destinations Moderate Fund
Nationwide Investor Destinations Moderately Conservative Fund
Nationwide Investor Destinations Conservative Fund
Nationwide Destination 2010 Fund
Nationwide Destination 2015 Fund
Nationwide Destination 2020 Fund
Nationwide Destination 2025 Fund
Nationwide Destination 2030 Fund
Nationwide Destination 2035 Fund
Nationwide Destination 2040 Fund
Nationwide Destination 2045 Fund
Nationwide Destination 2050 Fund
Nationwide Destination 2055 Fund
Nationwide Retirement Income Fund
Nationwide U.S. Small Cap Value Fund
Nationwide International Value Fund
Nationwide Alternatives Allocation Fund
Nationwide Small Company Growth Fund
Nationwide Global Equity Fund
Nationwide High Yield Bond Fund

*	As approved at the March 9, 2012 Board meeting.